Exhibit 99.1

July 25, 2013	Analyst Contact:	Andrew Ziola 918-588-7163
	Media Contact:	Megan Washbourne 918-588-7572

ONEOK, Inc. Announces Plan to Separate its
Natural Gas Distribution Business into a
New Publicly Traded Company to be Called ONE Gas, Inc.

ONEOK, Inc. to Consist of Sole General Partner and
Limited Partner Interests in ONEOK Partners

ONEOK and ONE Gas Management Teams Announced

Investor Conference Call Scheduled
For July 26, 2013, at 10:00 a.m. EDT

TULSA, Okla. – July 25, 2013 – The board of directors of ONEOK, Inc. (NYSE: OKE) unanimously authorized management to pursue a plan to separate the company’s natural gas distribution business into a standalone publicly traded company, resulting in two independent, highly focused energy companies.

Under the plan, ONEOK shareholders would retain their current shares of ONEOK stock and receive a pro-rata dividend of shares of stock in the new company in a transaction that is expected to be tax-free to ONEOK and its shareholders. The actual number of ONE Gas shares that will be distributed to ONEOK shareholders will be determined prior to closing, which is expected during the first quarter 2014.

Upon completion of the transaction, ONEOK will continue to hold its interests in ONEOK Partners, L.P. (NYSE: OKS), which include the sole general partner interest and limited partner interests that together currently represent 43.3 percent.

ONEOK Partners is not affected by the proposed transaction.

The new public company, to be called ONE Gas, Inc., will consist of Oklahoma Natural Gas Company, Kansas Gas Service and Texas Gas Service, and will be headquartered in Tulsa, Okla.

-more-

ONEOK, Inc. Announces Plan to Separate its Natural Gas Distribution Business
Into a New Publicly Traded Company to be Called ONE Gas, Inc.

ONEOK, Inc. to Consist of Sole General Partner and
Limited Partner Interests in ONEOK Partners

July 25, 2013

ONE Gas will be one of the largest natural gas utilities in the United States, serving more than 2 million customers in three states, and will be the only publicly traded, 100 percent regulated, pure-play natural gas distribution utility in the United States. ONE Gas is expected to be well positioned for earnings growth and will be listed on the New York Stock Exchange (NYSE: OGS).

The transaction is expected to result in more tailored growth strategies, more efficient capital allocation, improved investor understanding and better shareholder alignment of the separate businesses, and is expected to lead to higher combined valuations of both companies.

“This transaction should unlock the value of the assets currently in the ONEOK structure and is consistent with the board of directors’ commitment to create long-term, sustainable shareholder value,” said John W. Gibson, ONEOK chairman and chief executive officer. “Creating two well-capitalized entities will help ensure that each has the financial strength and flexibility to pursue its own independent strategic priorities,” he added.

“We are confident that through this new structure ONE Gas will be well positioned for long-term success as a standalone company. It will have the ability to raise its own capital to grow its rate base, while paying a competitive dividend consistent with its natural gas utility peers. ONE Gas will continue to deliver safe, reliable and efficient service to its customers,” Gibson said.

“ONEOK – through its ownership of the general partner and limited partner interests in ONEOK Partners – will continue to pursue value-creating growth opportunities to benefit its shareholders. In addition, ONEOK shareholders are expected to benefit from a higher dividend and a higher potential valuation based on current and future shareholders applying a cash-flow multiple and dividend yield consistent with other pure-play general partners,” Gibson said.

ONEOK executive management will conduct a conference call on Friday, July 26, 2013, at 10 a.m. Eastern Daylight Time (9 a.m. Central Daylight Time). The call also will be carried live on ONEOK’s website. Dial-in information is provided later in this news release.

Additionally, the company will post an investor presentation on the transaction on its website on Thursday, July 25, 2013, at approximately 4 p.m. Eastern Daylight Time (3 p.m. Central Daylight Time).

Benefits of the Transaction

Upon completion of the transaction, ONEOK expects the benefits for both companies’ stakeholders to include:

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ONEOK, Inc. Announces Plan to Separate its Natural Gas Distribution Business
Into a New Publicly Traded Company to be Called ONE Gas, Inc.

ONEOK, Inc. to Consist of Sole General Partner and
Limited Partner Interests in ONEOK Partners

July 25, 2013

ONEOK, Inc. (OKE):

•	Efficient return of capital to shareholders - returns cash to shareholders in the form of an increased dividend;

•	Shareholder alignment - appeals to investors looking for higher, pure-play general partner dividend payouts;

•
Improved capital deployment - will no longer utilize excess cash flow to fund the natural gas distribution business’ capital requirements, resulting in better capital allocation to create shareholder value and improve its competitive position;

•	Valuation - expected to be valued as a multiple of cash flows and on a dividend yield basis, consistent with other pure-play general partners, unlocking value for shareholders;

•	Transparency - ability to more effectively benchmark its performance against its general partner peers; and

•	More tailored growth strategies - sharpened management focus on distinct strategic goals.

ONE Gas, Inc. (OGS):

•	Capital allocation - will continue to invest capital in projects that improve safety, reliability and efficiency; ONE Gas is expected to continue to invest in and grow its rate base;

•	Shareholder alignment - appeals to investors looking for stable dividend payouts more in line with owning a pure-play natural gas utility;

•	Returns - will continue to focus on earning its allowed rate of return;

•	Valuation - expected to be valued on a multiple of price-to-earnings (P/E) basis consistent with peer natural gas utilities;

•	Reliable operations - continued safe, reliable and efficient operations; and

•	More tailored growth strategies - sharpened management focus on distinct strategic goals.

Higher Dividend Anticipated

Upon closing, ONEOK expects to establish a dividend target consistent with its general partner peers and based on available free cash flow from the company’s ownership of the general partner and limited partner interests in ONEOK Partners. The new dividend target is expected to result in a higher dividend than ONEOK has paid historically, and the dividend is expected to grow at a higher rate between 2012 and 2015, compared with ONEOK’s previous dividend growth forecast of 55 to 65 percent during that period.

Upon closing, ONE Gas expects to establish a dividend payout ratio target that is competitive with its natural gas utility peers.

-more-

ONEOK, Inc. Announces Plan to Separate its Natural Gas Distribution Business
Into a New Publicly Traded Company to be Called ONE Gas, Inc.

ONEOK, Inc. to Consist of Sole General Partner and
Limited Partner Interests in ONEOK Partners

July 25, 2013

Following completion of the separation of the natural gas distribution business, current ONEOK shareholders are expected to receive separate cash dividends from ONE Gas and ONEOK, which plans to increase its dividend. Together, those dividends are expected to be higher than the current, pre-transaction ONEOK dividend.

Financing and Capital Structure

At the time of separation, ONEOK will reduce its long-term debt with the proceeds from a one-time cash distribution from ONE Gas - estimated to be approximately $1.1 billion to $1.2 billion – as part of the transfer of natural gas distribution assets to ONE Gas from ONEOK. ONE Gas will fund this payment to ONEOK by issuing its own long-term debt. Upon completion of the separation, ONEOK expects to have $1.1 billion to $1.3 billion in total long-term debt outstanding.

When the transaction is completed, ONE Gas is expected to have $1.1 billion to $1.2 billion in total long-term debt outstanding and be rated higher than ONEOK is currently rated by Standard & Poor’s and Moody’s Investor Service. ONE Gas anticipates having a capital structure, balance sheet and financial policies consistent with investment-grade credit metrics.

From a credit perspective, ONEOK does not expect to change its current conservative financial policies. Its pro-forma credit ratings are expected to be in line with its general partner peers, and it anticipates receiving a slightly lower credit rating than it has currently.

Experienced Executive Management Teams

Effective upon the completion of the transaction:

•
Terry K. Spencer, 54, currently president, ONEOK and ONEOK Partners, will become president and chief executive officer of ONEOK and ONEOK Partners, succeeding John W. Gibson, 61, who currently serves as chairman and chief executive officer of both entities. Spencer will join the board of ONEOK and remain on the board of ONEOK Partners;

•	Pierce H. Norton II, 53, currently executive vice president, commercial, ONEOK and ONEOK Partners, will become president and chief executive officer of ONE Gas and join the board of ONE Gas; and

-more-

ONEOK, Inc. Announces Plan to Separate its Natural Gas Distribution Business
Into a New Publicly Traded Company to be Called ONE Gas, Inc.

ONEOK, Inc. to Consist of Sole General Partner and
Limited Partner Interests in ONEOK Partners

July 25, 2013

•
Gibson will retire as an employee of ONEOK and become non-executive chairman of the board of each of the three entities – ONEOK, ONEOK Partners and ONE Gas. Until the transaction is completed, Gibson will remain chairman and chief executive officer of ONEOK and ONEOK Partners, and lead the separation efforts.

“These new roles for Terry and Pierce are the result of the ONEOK board’s long-term succession-planning efforts and demonstrate the confidence the board has in their leadership abilities,” Gibson stated.

“It has been my pleasure to work for the company during the last 13 years and serve as CEO during the last seven. While I look forward to my new role as non-executive chairman of all three publicly traded entities, I will miss my day-to-day interaction with our employees, management team and investors,” Gibson concluded.

ONEOK, Inc. (OKE):

In addition to naming Spencer president and chief executive officer, the board named the following officers to the ONEOK executive management team, subject to the transaction being completed:

•	Robert F. Martinovich, executive vice president, commercial, replacing Norton; and

•	Wesley J. Christensen, senior vice president, operations, replacing Martinovich; Christensen will continue in his current role as senior vice president, operations, of ONEOK Partners.

Other members of the ONEOK executive management team will remain in their current roles.

ONE Gas, Inc. (OGS):

In addition to naming Norton as president and chief executive officer of ONE Gas, the board named the following officers to the ONE Gas executive management team, subject to the transaction being completed:

•
Curtis L. Dinan, senior vice president, chief financial officer and treasurer. Dinan currently is senior vice president, natural gas, of ONEOK Partners, and was senior vice president, chief financial officer and treasurer of ONEOK and ONEOK Partners from 2007-2011; and

-more-

ONEOK, Inc. Announces Plan to Separate its Natural Gas Distribution Business
Into a New Publicly Traded Company to be Called ONE Gas, Inc.

ONEOK, Inc. to Consist of Sole General Partner and
Limited Partner Interests in ONEOK Partners

July 25, 2013

•
Joseph L. McCormick, senior vice president, general counsel and assistant secretary. McCormick currently is vice president and associate general counsel of ONEOK, responsible for legal matters in the natural gas distribution segment;

Caron A. Lawhorn, senior vice president, commercial, natural gas distribution; and Gregory A. Phillips, senior vice president, operations, natural gas distribution, will remain in their current roles at the new company.

Boards of Directors

Upon completion of the transaction, each corporation will have its own independent board of directors. With the exception of Terry Spencer joining the ONEOK board, the composition of the ONEOK and ONEOK Partners boards will be unchanged.

The ONE Gas board is expected to consist of approximately 10 directors, including Gibson and Norton. Additional ONE Gas board members will be announced before the transaction closes.

Approvals Required

The transaction is subject to customary conditions, including, among others, the company receiving a favorable private letter ruling on the tax-free nature of the transaction from the Internal Revenue Service; customary regulatory approvals, including approval by the Kansas Corporation Commission; and final ONEOK board approval.

ONEOK shareholder approval of the transaction is not required.

Employees

ONEOK does not expect the transaction will result in any job reductions among its current workforce of approximately 5,000 employees.

The company does not anticipate any significant changes to the benefits it offers employees and retirees. ONE Gas is expected to enter into a transition services agreement with ONEOK for a period of time to facilitate the transition of services until permanent services are in place at ONE Gas.

-more-

ONEOK, Inc. Announces Plan to Separate its Natural Gas Distribution Business
Into a New Publicly Traded Company to be Called ONE Gas, Inc.

ONEOK, Inc. to Consist of Sole General Partner and
Limited Partner Interests in ONEOK Partners

July 25, 2013

Advisors

Morgan Stanley & Co. LLC is acting as financial advisor; Spinnaker Strategic Advisory Services is serving as a strategic advisor; and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel, to ONEOK on the transaction.

CONFERENCE CALL AND WEBCAST

ONEOK executive management will conduct a conference call on Friday, July 26, 2013, at 10 a.m. Eastern Daylight Time (9 a.m. Central Daylight Time). The call also will be carried live on ONEOK’s website.

To participate in the telephone conference call, dial 800-479-9001, pass code 7207152, or log on to www.oneok.com.

If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 7207152.

Additionally, ONEOK will post an investor presentation on the transaction on its website on Thursday, July 25, 2013, at approximately 4 p.m. Eastern Daylight Time (3 p.m. Central Daylight Time).

Biographies

ONEOK, Inc.:

John W. Gibson

John Gibson is chairman of the board and chief executive officer of both ONEOK and ONEOK Partners after serving most recently as chairman, president and chief executive officer of ONEOK and ONEOK Partners.

Gibson joined ONEOK in 2000 as president of energy, responsible for the company’s natural gas gathering and processing, and transportation and storage businesses. In 2006, he was named president and chief operating officer of ONEOK Partners, the master limited partnership that contains the midstream natural gas and natural gas liquids businesses. He was elected chief executive officer of ONEOK and president and chief executive officer of ONEOK Partners in January 2007, becoming chairman of ONEOK Partners later that year. In January 2010, he became president of ONEOK, and in May 2011, he became chairman.

-more-

ONEOK, Inc. Announces Plan to Separate its Natural Gas Distribution Business
Into a New Publicly Traded Company to be Called ONE Gas, Inc.

ONEOK, Inc. to Consist of Sole General Partner and
Limited Partner Interests in ONEOK Partners

July 25, 2013

Gibson began his career in the energy industry in 1974 as a refinery engineer with Exxon Company, USA. He spent 18 years with Phillips Petroleum Company in a variety of domestic and international positions in the natural gas, natural gas liquids and exploration and production businesses. When Gibson left Phillips in 1995, he was vice president of marketing of GPM Gas Corporation, a wholly owned natural gas gathering, processing and marketing subsidiary. Prior to joining ONEOK, Gibson was executive vice president of Koch Energy, Inc., a subsidiary of Koch Industries, responsible for its interstate natural gas pipelines and gathering and processing businesses.

Gibson has served on the boards of the Texas Pipeline Association and the Interstate Natural Gas Association of America. He was an original member of the Gas Industry Standards Board and currently serves as a director of Bank of Oklahoma Financial Corporation and Saint Francis Health System and is a trustee of Missouri University of Science and Technology.

He also serves on the board of directors of the Oklahoma Center for Community and Justice and on the advisory board of the Metropolitan Tulsa Urban League. He has worked with the Tulsa Area United Way, Boy Scouts of America and Habitat for Humanity.

A native of Kansas City, Kansas, Gibson earned an engineering degree in 1974 from the University of Missouri at Rolla, now called Missouri University of Science and Technology.

Terry K. Spencer

Terry Spencer is president of ONEOK and ONEOK Partners, responsible for the organizations’ commercial, operations and support functions, including corporate planning and development, human resources, information technology, corporate services, and investor relations and public affairs. He is a member of the ONEOK Partners board of directors.

Spencer joined ONEOK in 2001 as director, project development, for natural gas gathering and processing. Later, he served as vice president of natural gas supply and project development in the natural gas gathering and processing segment. In 2005, Spencer became senior vice president of ONEOK’s natural gas liquids business following the asset acquisition from Koch. He became president of natural gas liquids in 2006. From 2007 to 2009, he was executive vice president of ONEOK, with responsibilities for ONEOK Partners’ natural gas liquids gathering and fractionation, and pipeline segments, as well as ONEOK’s energy services segment. He most recently served as chief operating officer of ONEOK Partners and was responsible for the partnership’s three operating segments - natural gas gathering and processing, natural gas pipelines and natural gas liquids.

Prior to joining ONEOK, Spencer held positions of increasing responsibility in the natural gas gathering and processing industry with Continental Natural Gas, Inc., in Tulsa;

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ONEOK, Inc. Announces Plan to Separate its Natural Gas Distribution Business
Into a New Publicly Traded Company to be Called ONE Gas, Inc.

ONEOK, Inc. to Consist of Sole General Partner and
Limited Partner Interests in ONEOK Partners

July 25, 2013

Stellar Gas Company in Houston; and Texas Oil and Gas Corporation’s Delhi Gas Pipeline subsidiary in Dallas.

He is a member of the Gas Processors Association board of directors and executive & finance committee.

Spencer earned a Bachelor of Science degree in petroleum engineering in 1981 from the University of Alabama in Tuscaloosa.

ONE Gas, Inc.

Pierce H. Norton II

Pierce Norton is executive vice president, commercial, of ONEOK and ONEOK Partners.

Most recently, Norton served as executive vice president and chief operating officer of ONEOK and ONEOK Partners, responsible for the company’s natural gas gathering and processing, natural gas pipelines, natural gas liquids, natural gas distribution and energy services business segments, as well as the environment, safety and health, and technical services organizations. Prior to that, Norton was president of ONEOK Distribution Companies - Oklahoma Natural Gas, Kansas Gas Service and Texas Gas Service. Also while at ONEOK, he held the position of executive vice president of natural gas, which included responsibility for all natural gas pipelines and the natural gas gathering and processing businesses within ONEOK Partners.

He began his natural gas industry career in 1982 at Delhi Gas Pipeline, a subsidiary of Texas Oil and Gas Corporation. He later worked for American Oil and Gas with operational responsibilities for natural gas gathering and processing, and for intrastate and interstate pipelines. He then worked for KN Energy as vice president and general manager of the Heartland Region, before moving to Bear Paw Energy as vice president of business development. In 2002, he was named president of Bear Paw Energy, now ONEOK Rockies Midstream, a subsidiary of ONEOK Partners.

Norton is a member of the American Gas Association’s board of directors. He also is a board member of the Tulsa Community College Foundation and currently serves as secretary and treasurer. He is a past board member of the Interstate Natural Gas Association of America, the Texas Pipeline Association, the North Dakota Petroleum Council and the Western Energy Alliance, formerly known as the Independent Petroleum Association of Mountain States.

-more-

ONEOK, Inc. Announces Plan to Separate its Natural Gas Distribution Business
Into a New Publicly Traded Company to be Called ONE Gas, Inc.

ONEOK, Inc. to Consist of Sole General Partner and
Limited Partner Interests in ONEOK Partners

July 25, 2013

An Alabama native, Norton earned a Bachelor of Science degree in mechanical engineering in 1982 from the University of Alabama in Tuscaloosa. He also is a graduate of Harvard Business School’s Advanced Management Program.

Curtis L. Dinan

Curtis Dinan is senior vice president, natural gas, of ONEOK Partners, responsible for the partnership’s commercial activities in its natural gas gathering and processing and natural gas pipelines segments. Prior to assuming his current position in March 2011, Dinan was senior vice president, chief financial officer and treasurer of ONEOK and ONEOK Partners since January 2007. He served on the ONEOK Partners Board of Directors from October 2007 to March 2011.

He joined ONEOK in 2004 as vice president and chief accounting officer, after being an audit partner with both Arthur Andersen LLP and Grant Thornton LLP. Dinan is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Oklahoma Society of Certified Public Accountants.

Dinan has served on the management committee of Northern Border Pipeline, in which ONEOK Partners has a 50-percent ownership interest, since 2007. Dinan is on the boards of directors for the Interstate Natural Gas Association of America and the Texas Pipeline Association. He is an advisory board member for the Breech School of Business at Drury University in Springfield, Missouri. He is a past director of the Tulsa Regional Chamber, a past president and director of Tulsa’s Court Appointed Special Advocates, and a past treasurer and director of the Child Abuse Network. He is a graduate of Leadership Oklahoma - Class 20, and a graduate and past director of Leadership Tulsa - Class 24.

A Missouri native, Dinan earned Bachelor of Arts degrees in both accounting and business administration in 1989 from Drury University. He also is a graduate of Harvard Business School’s Advanced Management Program.

Joseph L. McCormick

Joe McCormick is vice president and associate general counsel of ONEOK, responsible for legal matters of the natural gas distribution segment - Oklahoma Natural Gas, Kansas Gas Service and Texas Gas Service.

McCormick joined ONEOK in 2003 as the managing attorney of Oklahoma Natural Gas. Prior to that, he served as an assistant attorney general with the Oklahoma attorney general’s office and as an assistant general counsel with the Oklahoma Insurance Department.

-more-

ONEOK, Inc. Announces Plan to Separate its Natural Gas Distribution Business
Into a New Publicly Traded Company to be Called ONE Gas, Inc.

ONEOK, Inc. to Consist of Sole General Partner and
Limited Partner Interests in ONEOK Partners

July 25, 2013

McCormick is a graduate of Leadership Tulsa – Class 46. He also has served as a board member of the Oklahoma Individual Self-Insured Guaranty Fund, the Urban League of Greater Oklahoma City, the Lyric Theatre and the Oklahoma Huntington Disease Society. McCormick is a member of the Oklahoma Bar Association and the Association of Corporate Counsel.

McCormick earned a Bachelor of Arts degree in public administration in 1984 from the University of Central Oklahoma in Edmond and a Juris Doctorate in 1987 from the University of Oklahoma College of Law in Norman.

Photographs of Gibson, Spencer, Norton, Martinovich, Christensen, Dinan and McCormick are available by clicking on this link.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a diversified energy company.  We are the general partner and own 43.3 percent of ONEOK Partners, L.P. (NYSE: OKS) as of March 31, 2013, one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is among the largest natural gas distributors in the United States, serving more than two million customers in Oklahoma, Kansas and Texas.  Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor’s (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements relate to our anticipated financial performance (including net income, cash flow and projected levels of dividends), liquidity, the expected results and benefits of the separation (including the expected completion of the transaction), the anticipated management teams and boards of directors of ONEOK and ONE Gas, our expectations regarding employees and benefits following the separation, our anticipated financing and capital structure, the tax-free nature of the separation, management’s plans and objectives for our growth projects and other future operations our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our ability to complete the separation, as well as our operations, markets, products, services and prices. We cannot provide any assurances that the separation or any of the proposed transactions related thereto will be completed, nor can we give assurances as to the terms on which the

-more-

ONEOK, Inc. Announces Plan to Separate its Natural Gas Distribution Business
Into a New Publicly Traded Company to be Called ONE Gas, Inc.

ONEOK, Inc. to Consist of Sole General Partner and
Limited Partner Interests in ONEOK Partners

July 25, 2013

separation will be completed. The separation is subject to certain conditions precedent, including final approval by our Board of Directors. The risks and uncertainties related to the separation that could cause our actual results to differ materially from those contemplated include, among others, the following:

•	risks inherent in the contemplated separation and related transactions and borrowings and costs related to the proposed transaction;

•
risks associated with the ability to obtain any necessary approvals, waivers, consents, court orders and other requirements necessary or desirable to permit or facilitate the separation (including regulatory approvals);

•	the risk that the conditions of the separation may not be satisfied;

•	receipt of a favorable private letter ruling from the IRS;

•	a registration statement declared effective by the Securities and Exchange Commission (SEC);

•	ONE Gas completing its financing; and

•	distraction of us and our management team as a result of the proposed transactions.

In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	the effects of weather and other natural phenomena, including climate change, on our operations, including energy sales and demand for our services and energy prices;

•
competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel;

•	the status of deregulation of retail natural gas distribution;

•	the capital intensive nature of our businesses;

•	the profitability of assets or businesses acquired or constructed by us;

•	our ability to make cost-saving changes in operations;

•	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;

•	the uncertainty of estimates, including accruals and costs of environmental remediation;

•	the timing and extent of changes in energy commodity prices;

•
the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, climate change initiatives and authorized rates of recovery of natural gas and natural gas transportation costs;

•
the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers’ desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs between producing areas and our facilities;

•	changes in demand for the use of natural gas because of market conditions caused by concerns about global warming;

•
the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in stock and bond market returns;

•
our indebtedness could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt, or have other adverse consequences;

•	actions by rating agencies concerning the credit ratings of ONEOK and ONEOK Partners;

•
the results of administrative proceedings and litigation, regulatory actions, rule changes and receipt of expected clearances involving the Oklahoma Corporation Commission (OCC), Kansas Corporation Commission (KCC), Texas regulatory authorities or any other local, state or federal regulatory body, including the Federal Energy Regulatory Commission (FERC), the National Transportation Safety Board (NTSB), the Pipeline and Hazardous Materials Safety Administration (PHMSA), the Environmental Protection Agency (EPA) and the Commodity Futures Trading Commission (CFTC);

-more-

ONEOK, Inc. Announces Plan to Separate its Natural Gas Distribution Business
Into a New Publicly Traded Company to be Called ONE Gas, Inc.

ONEOK, Inc. to Consist of Sole General Partner and
Limited Partner Interests in ONEOK Partners

July 25, 2013

•	our ability to access capital at competitive rates or on terms acceptable to us;

•
risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling or extended periods of ethane rejection;

•	the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;

•	the impact and outcome of pending and future litigation;

•	the ability to market pipeline capacity on favorable terms, including the effects of:
- future demand for and prices of natural gas, NGLs and crude oil;
- competitive conditions in the overall energy market;
- availability of supplies of Canadian and United States natural gas and crude oil; and
- availability of additional storage capacity;

•	performance of contractual obligations by our customers, service providers, contractors and shippers;

•	the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances;

•
our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems;

•	the mechanical integrity of facilities operated;

•	demand for our services in the proximity of our facilities;

•	our ability to control operating costs;

•	adverse labor relations;

•	acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’ or shippers’ facilities;

•	economic climate and growth in the geographic areas in which we do business;

•	the risk of a prolonged slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets;

•	the impact of recently issued and future accounting updates and other changes in accounting policies;

•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;

•	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;

•
risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•	the possible loss of natural gas distribution franchises or other adverse effects caused by the actions of municipalities;

•	the impact of uncontracted capacity in our assets being greater or less than expected;

•	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;

•	the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines;

•	the efficiency of our plants in processing natural gas and extracting and fractionating NGLs;

•	the impact of potential impairment charges;

•	the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;

•	our ability to control construction costs and completion schedules of our pipelines and other projects; and

•	the risk factors listed in the reports we have filed and may file with the Securities and Exchange Commission (SEC), which are incorporated by reference.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Item 1A, Risk Factors, in the Annual Report. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update

-more-

ONEOK, Inc. Announces Plan to Separate its Natural Gas Distribution Business
Into a New Publicly Traded Company to be Called ONE Gas, Inc.

ONEOK, Inc. to Consist of Sole General Partner and
Limited Partner Interests in ONEOK Partners

July 25, 2013

publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.
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